KKR Real Estate Finance Trust Inc. 2nd Quarter 2019 Supplemental Information August 1, 2019

Legal Disclosures This presentation has been prepared for KKR Real Estate Finance Trust Inc. (NYSE: KREF) for the benefit of its stockholders. This presentation is solely for informational purposes in connection with evaluating the business, operations and financial results of KKR Real Estate Finance Trust Inc. and its subsidiaries (collectively, "KREF“ or the “Company”). This presentation is not and shall not be construed as an offer to purchase or sell, or the solicitation of an offer to purchase or sell, any securities, any investment advice or any other service by KREF. Nothing in this presentation constitutes the provision of any tax, accounting, financial, investment, regulatory, legal or other advice by KREF or its advisors. This presentation may not be referenced, quoted or linked by website by any third party, in whole or in part, except as agreed to in writing by KREF. This presentation contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current views with respect to, among other things, its future operations and financial performance. You can identify these forward looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or are within its control. Such forward-looking statements are subject to various risks and uncertainties, including, among other things: the general political, economic and competitive conditions in the United States and in any foreign jurisdictions in which the Company invests; the level and volatility of prevailing interest rates and credit spreads; adverse changes in the real estate and real estate capital markets; general volatility of the securities markets in which the Company participates; changes in the Company’s business, investment strategies or target assets; difficulty in obtaining financing or raising capital; adverse legislative or regulatory developments; reductions in the yield on the Company’s investments and increases in the cost of the Company’s financing; acts of God such as hurricanes, earthquakes and other natural disasters, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/ or losses to the Company or the owners and operators of the real estate securing the Company’s investments; deterioration in the performance of properties securing the Company’s investments that may cause deterioration in the performance of the Company’s investments and, potentially, principal losses to the Company; defaults by borrowers in paying debt service on outstanding indebtedness; the adequacy of collateral securing the Company’s investments and declines in the fair value of the Company’s investments; adverse developments in the availability of desirable investment opportunities whether they are due to competition, regulation or otherwise; difficulty in successfully managing the Company’s growth, including integrating new assets into the Company’s existing systems; the cost of operating the Company’s platform, including, but not limited to, the cost of operating a real estate investment platform and the cost of operating as a publicly traded company; the availability of qualified personnel and the Company’s relationship with our Manager; KKR controls the Company and its interests may conflict with those of the Company’s stockholders in the future; the Company’s qualification as a REIT for U.S. federal income tax purposes and the Company’s exclusion from registration under the Investment Company Act of 1940; authoritative GAAP or policy changes from such standard-setting bodies such as the Financial Accounting Standards Board, the Securities and Exchange Commission (the “SEC”), the Internal Revenue Service, the New York Stock Exchange and other authorities that the Company is subject to, as well as their counterparts in any foreign jurisdictions where the Company might do business; and other risks and uncertainties, including those described under Part I—Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in this presentation. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and information included in this presentation and in the Company’s filings with the SEC. All forward looking statements in this presentation speak only as of August 1, 2019. KREF undertakes no obligation to publicly update or review any forward- looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All financial information in this presentation is as of June 30, 2019 unless otherwise indicated. This presentation also includes non-GAAP financial measures, including Core Earnings, Core Earnings per Weighted Average Share, Net Core Earnings and Net Core Earnings per Weighted Average Share. Such non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with U.S. GAAP. Please refer to the Appendix of this presentation for a reconciliation of the non-GAAP financial measures included in this presentation to the most directly comparable financial measures prepared in accordance with U.S. GAAP. 2

2Q’19 Key Highlights • Net Income(1) of $17.4 million or $0.30 per share • Net Core Earnings(2) of $20.5 million or $0.36 per share Financials • Book value(3) of $1,122.0 million or $19.54 per share • Paid 2Q dividend of $0.43 per share, equating to an 8.6% annualized dividend yield(4) • Originated $1,649.6 million of floating-rate senior loans Originations • LTM originations of $3.5 billion • Subsequent to quarter end, originated a $170.0 million floating-rate senior loan • Outstanding total loan portfolio of $5.0 billion, up 67% from 2Q’18 and 32% from 1Q’19 Total Portfolio • Senior loans weighted average LTV of 66%(5) • Weighted average risk rating of 2.8 (Average Risk) • $1.7 billion of undrawn financing capacity • Entered into a new $900.0 million non-mark-to-market term lending agreement Capitalization • 73% of outstanding portfolio borrowings are non-mark-to-market • Increased corporate revolving credit facility from $140.0 million to $250.0 million • Increased the borrowing capacity on one of our term credit facilities and our asset specific financing facility by an aggregate of $250.0 million Interest Rate • 99% of the portfolio is floating-rate Sensitivity • 92% of the portfolio is subject to a LIBOR floor greater than 0.50% Note: Net income attributable to common stockholders per share and Net Core Earnings per share are based on diluted weighted average shares outstanding as of June 30, 2019; book value per share is based on shares outstanding at June 30, 2019. (1) Represents Net Income attributable to common stockholders. (2) See Appendix for definition and reconciliation to financial results prepared in accordance with GAAP. (3) Book value per share includes the year to date (“YTD”) impact of a $0.8 million, or $0.01 per common share non-cash redemption value adjustment to our redeemable Special Non-Voting Preferred Stock (‘SNVPS’), resulting in a cumulative (since issuance of the SNVPS) decrease of $2.0 million to our book value as of June 30, 2019. (4) Based on KREF closing price of $20.03 as of July 31, 2019. (5) LTV is generally based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated or by the current principal amount as of the date of the most recent as-is appraised value. 3

2Q’19 Financial Summary Income Statement Balance Sheet ($ in Millions, except per share data) ($ in Millions, except per share data) 2Q19 2Q19 Net Interest Income $25.9 Total Portfolio $4,951.9 Other Income (0.0) Secured Debt Outstanding Face Amount 1,059.2 Operating Expenses and Other (8.5) Term Loan Facility 958.7 Net Income Attributable to Common Stockholders $17.4 Term Lending Agreement 745.9 Convertible Notes Face Amount 143.8 Weighted Average Shares Outstanding, Diluted 57,507,219 Collateralized Loan Obligation 810.0 Net Income Per Share $0.30 Asset Specific Financing 142.3 Net Core Earnings(1) $20.5 (2) Net Core Earnings per Share, Diluted(1) $0.36 Senior Loan Interests 142.8 Revolving Credit Agreements - Dividend per Share $0.43 Total Leverage $4,002.6 Total Stockholders' Equity 1,122.0 Cash 182.7 Debt-to-Equity Ratio(3) 1.7x Total Leverage Ratio(4) 3.4x Shares Outstanding 57,413,069 Book Value per Share(5) $19.54 (1) See Appendix for definition and reconciliation to financial results prepared in accordance with GAAP. (2) Includes loans financed through the non-recourse sale of a senior interest that is not included in our GAAP consolidated financial statements. (3) Represents (i) total outstanding secured debt agreements (excluding non-recourse Term Loan Facility) and convertible notes, less cash to (ii) total stockholders’ equity. (4) Represents (i) total outstanding secured debt agreements, convertible notes, loan participations sold (excluding pari passu loan syndications), non-consolidated senior interests and collateralized loan obligation, less cash to (ii) total stockholders’ equity. (5) Book value per share includes the YTD impact of a $0.8 million, or $0.01 per common share, non-cash redemption value adjustment to our redeemable SNVPS, resulting in a cumulative (since issuance of the SNVPS) decrease of $2.0 million to our book value as of June 30, 2019. 4

Recent Operating Performance

- 2Q'19 Net Income attributable to common stockholders of $17.4 million or $0.30 per share
- 2Q'19 Net Core Earnings[1] of $20.5 million or $0.36 per share, reflects the impact of lower net interest income due to the timing of deployment
- Book value of $1,122.0 million or $19.54 per share in 2Q'19[3] compared to $1,128.7 million or $19.67 per share in 1Q'19 and $1,051.1 million or $19.82 per share in 2Q'18
  - Decrease from 1Q'19 to 2Q'19 primarily attributable to the impact on net interest income from late-quarter capital deployment and $2.2 million, or $0.04 per share, of unrealized loss on our balance sheet CMBS B-Piece investments
- Paid 2Q dividend of $0.43 per share on July 15, 2019, equating to an 8.6% annualized dividend yield based on KREF closing price of $20.03 as of July 31, 2019 and 8.8% based on 2Q'19 book value per share

Net Income[2] and Net Core Earnings[1]

Net income per share:	$0.44	$0.43	$0.30
Net core earnings per share:	$0.71	$0.44	$0.36



($ in Millions)
$23.5
$37.5
$19.4 million of Net Core Earnings increase was related to the gain on sale of CMBS B-Piece investments
$24.7
$25.3
$17.4
$20.5
2Q'18
1Q'19
2Q'19
Net Income
Net Core Earnings

Dividends and Book Value Per Share

Book value per share:	$19.82	$19.67	$19.54
Dividend per share:	$0.43	$0.43	$0.43



8.7%
8.7%
8.8%
2Q'18
1Q'19
2Q'19
Annualized dividend yield based on book value per share

(1) See Appendix for definition and reconciliation to financial results prepared in accordance with GAAP.
(2) Represents Net Income attributable to common stockholders.
(3) Book value per share includes the YTD impact of a $0.8 million, or $0.01 per common share, non-cash redemption value adjustment to our redeemable SNVPS, resulting in a cumulative (since issuance of the SNVPS) decrease of $2.0 million to our book value as of June 30, 2019.

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KKR REAL ESTATE FINANCE TRUST

2Q'19 Loan Activity

- June 30, 2019 total portfolio of $5.0 billion, up $2.0 billion or 67% since June 30, 2018 and $1.2 billion or 32% since March 31, 2019
  - Reflects largest quarterly originations to date
- Subsequent to quarter-end, originated one floating-rate senior loan totaling $170.0 million

Summary of 2Q'19 Originations

$1,650mm	100%	100%
Committed to 6 New Loans	Senior Loans	Floating-Rate Loans
67%	**L+2.7%**	**11.5%**
Weighted Average LTV	Weighted Average Coupon	Weighted Average Underwritten IRR (1)

Portfolio Funding Activity(2)



($ in Millions)
Future Funding Obligations(3)
$3,401
$441
$2,960
2Q'18 Portfolio
$704
3Q'18 Fundings
$281
3Q'18 Repayments
$3,769
$386
$3,383
3Q'18 Portfolio
$862
4Q'18 Fundings
$111
4Q'18 Repayments
$4,563
$430
$4,134
4Q'18 Portfolio
$260
1Q'19 Fundings(4)
$648
1Q'19 Repayments
$4,111
$366
$3,745
1Q'19 Portfolio
$1,478
2Q'19 Fundings
$272
2Q'19 Repayments(4)
$5,489
$537
$4,952
2Q'19 Portfolio

(1) See Appendix for definition.
(2) Includes capital committed to our investment in an aggregator vehicle that invests in CMBS.
(3) Future funding obligations are generally contingent upon certain events and may not result in investment by us.
(4) Excludes non-consolidated senior interests and includes pari passu loan syndications, as applicable.

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2Q’19 Loan Originations – Case Studies Investment Philadelphia Office Brooklyn Multifamily Various Multifamily Loan Type Floating-Rate Senior Loan Floating-Rate Senior Loan Floating-Rate Senior Loan Loan Size $183 million $386 million $217 million Atlanta, GA Location Philadelphia, PA Brooklyn, NY Birmingham, AL Fort Worth, TX Collateral 4-Building, 711 RSF Office Portfolio 857-unit Class-A Luxury Multifamily 1,070-unit Class-A Multifamily Loan Purpose Acquisition Refinance Refinance LTV(1) 65% 51% 74% Investment Date April 2019 May 2019 May 2019 Asset Photos (1) LTV based on initial loan amount divided by the as-is appraised value as of the date the loan was originated. 7

2Q’19 Loan Originations – Case Studies Investment Chicago Multifamily Arlington Multifamily Chicago Multifamily Loan Type Floating-Rate Senior Loan Floating-Rate Senior Loan Floating-Rate Senior Loan Loan Size $186 million $339 million $340 million Location Chicago, IL Arlington, VA Chicago, IL Collateral 492-unit Class-A Luxury Multifamily 1,100-unit Class-A Multifamily 800-unit Class-A Luxury Multifamily Loan Purpose Refinance Refinance and Acquisition Refinance LTV(1) 74% 70% 75% Investment Date June 2019 June 2019 June 2019 Asset Photos (1) LTV based on initial loan amount divided by the as-is appraised value as of the date the loan was originated. 8

KREF Portfolio by the Numbers • Outstanding total portfolio of $5.0 billion as of June 30, 2019 • 67% increase in portfolio size YoY, increased 32% QoQ. Increased 292% since June 30, 2017 (first quarter-end post IPO). • Multifamily and office loans comprise 87% of the portfolio Total Portfolio Growth Property Type(2) ($ in Millions) ($ in Millions) (1) Current Portfolio: $5.1 billion • Multifamily YoY increase of 239% Including net funding and repayment activity • Office YoY increase of 3% subsequent to quarter end $2,676 • Retail YOY decrease of 52% $4,952 2Q'18 2Q'19 $4,134 +292% $3,745 $3,383 $1,592 $1,541 $2,960 $2,474 $2,083 $1,812 $789 $1,265 $269 $216 $191 $158 $130 $133 $131 $8 2Q'17 3Q'17 4Q'17 1Q'18 2Q'18 3Q'18 4Q'18 1Q'19 2Q'19 Multifamily Office Hospitality Condo Industrial Retail (Residential) (1) As of July 31, 2019. (2) Chart based on total assets. Total assets reflect the principal amount outstanding of our senior and mezzanine loans. 9

2Q'19 KREF Portfolio

- $5.0 billion portfolio comprised of 39 investments
- Portfolio weighted average LTV of 66% (1)

Geography(2)





Other (<5%)
12%
NY
28%
IL
10%
VA
9%
CA
8%
PA
7%
FL
7%
WA
7%
MA
7%
MN
5%

Investment Type(3)



CMBS
1%
Mezz
<1%
Senior Loans
99%

Interest Rate Type



Fixed
1%
Floating
99%

Property Type(2)



Industrial
3%
Retail
3%
Condo
(Residential)
3%
Hospitality
4%
Office
32%
Multifamily
55%

Note: The charts above are based on total assets. Total assets reflect (i) the principal amount of our senior and mezzanine loans and (ii) the cost basis of our CMBS B-Pieces, net of VIE liabilities. In accordance with GAAP, we carry our CMBS B-Pieces at fair value, which we valued above our cost basis as of June 30, 2019.

(1) LTV is generally based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated or by the current principal amount as of the date of the most recent as-is appraised value. See page 16 for additional details.

(2) Excludes CMBS B-Pieces. Map does not include Midwest Mezzanine portfolio ($5.5 million).

(3) Senior loans include senior mortgages and similar credit quality loans, including related contiguous junior participations in senior loans where KREF has financed a loan with structural leverage through the non-recourse sale of a corresponding first mortgage and excludes pari passu loan syndications.

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KKR REAL ESTATE FINANCE TRUST

Portfolio Credit Quality Remains Strong • KREF’s loan portfolio is 100% performing, with no defaulted or impaired loans • The securities portfolio is performing as expected Loan-to-Value(1,2) Risk Rating Distribution(2,4) (% of total portfolio) (% of portfolio) Weighted Average Weighted Average LTV(3): 68% Risk Rating(3): 2.8 1Q’19 1Q’19 85% 32% 21% 21% 14% 11% 9% 6% 1 2 3 4 5 0% - 60% 60% - 65% 65% - 70% 70% - 75% 75% - 80% 4 3 26 0 0 Loan Count Weighted Average Weighted Average (3) 90% 2Q’19 LTV : 66% 2Q’19 Risk Rating(3): 2.8 27% 24% 23% 17% 10% 6% 5% 1 2 3 4 5 0% - 60% 60% - 65% 65% - 70% 70% - 75% 75% - 80% 3 3 30 0 0 Loan Count (1) LTV is generally based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated or by the current principal amount as of the date of the most recent as-is appraised value. (2) Includes non-consolidated senior interests and excludes pari passu loan syndications. (3) Weighted average is weighted by current principal amount for our senior and mezzanine loans and by net equity for our CMBS B-Pieces. (4) Excludes CMBS B-Pieces. 11

Financing Overview: 73% Non-Mark-To-Market

- Diversified financing sources totaling $5.4 billion[1] with $1.7 billion of undrawn capacity
- Entered into a new $900.0 million non-mark-to-market Term Lending Agreement
- Increased borrowing capacity on one of our Term Credit Facilities, Asset Specific Financing and Corporate Revolving Credit Facility by an aggregate of $360.0 million

Summary of Outstanding Financing

($ in Millions)	Maximum Capacity	Outstanding Face Amount	Weighted Average Coupon
Term Credit Facilities	$2,150	$1,059	L+1.8%
Term Lending Agreement	$900	$746	L+1.9%
Asset Specific Financing	$300	$142	L+1.7%
Convertible Notes	$144	$144	6.1%
Corporate Revolving Credit Facility	$250	--	L+2.0%
Total Corporate Obligations	$3,744	$2,091	
Term Loan Facility	$1,000	$959	L+1.5%
Senior Loan Interests[2]	$143	$143	L+1.6%
Collateralized Loan Obligation	$810	$810	L+1.4%
Total Leverage	$5,697	$4,003	

Leverage Ratios



1.2x
1.8x
1.3x
1.9x
1.1x
2.6x
1.0x
2.3x
1.7x
3.4x
2Q'18
3Q'18
4Q'18
1Q'19
2Q'19
Debt-to-Equity Ratio (3)
Total Leverage Ratio (4)

Outstanding Principal Balance[5]



Term Credit Facilities 27%
Asset Specific Financing 4%
Senior Loan Interests 4%
Term Lending Agreement 19%
Term Loan Facility 25%
Collateralized Loan Obligation 21%
Non-Mark-to-Market 73%

(1) Excludes convertible notes and senior loan interests.
(2) Includes $142.8 million of Non-Consolidated Senior Interests, which result from non-recourse sales of senior loan interest in loans KREF originated.
(3) Represents (i) facilities outstanding face amount (excluding non-recourse term loan facility), and convertible notes less cash to (ii) total stockholders' equity.
(4) Represents (i) facilities outstanding face amount, convertible notes, loan participations sold (excluding pari passu loan syndications), non-consolidated senior loan interests, and collateralized loan obligation less cash to (ii) total stockholders' equity.
(5) Excludes convertible notes and the corporate revolving credit facility.

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KKR REAL ESTATE FINANCE TRUST

Interest Rate Sensitivity • 99% of the portfolio is indexed to one-month USD LIBOR • KREF benefits in a rising rate environment and rate floors provide protection in a declining rate environment • 92% of the loan portfolio is subject to a LIBOR floor of at least 0.50% Net Interest Income Sensitivity to LIBOR Movements(1)(2) (Quarterly Earnings per Share) $0.09 $0.08 $0.08 $0.07 $0.07 $0.06 $0.05 $0.04 $0.04 $0.04 $0.03 $0.02 $0.02 $0.01 $0.01 $0.00 $0.00 -1.50% -1.00% -0.50% 0.00% 0.50% 1.00% 1.50% Change in LIBOR (1) As of June 30, 2019, reflects impact on net income before fees and assumes loans are drawn up to maximum approved advance rate based on current principal amount. (2) Assumes spot one-month USD LIBOR rate of 2.40%. 13

Appendix 14

Portfolio Details

#	Investment	Location	Property Type	Investment Date	Committed Principal Amount	Current Principal Amount	Net Equity[2]	Future Funding[3]	Coupon[4][5]	Max Remaining Term (Yrs)[4][6]	LTV[4][7]
Senior Loans[1]											
1	Senior Loan	Brooklyn, NY	Multifamily	5/22/2019	$386.0	$328.3	$82.2	$57.7	L + 2.7%	4.9	51%
2	Senior Loan	Chicago, IL	Multifamily	6/28/2019	340.0	291.2	62.1	48.8	L + 2.8%	7.0	75%
3	Senior Loan	Arlington, VA	Multifamily	6/28/2019	338.5	328.5	86.2	10.0	L + 2.5%	5.0	70%
4	Senior Loan	Queens, NY	Office	5/9/2018	285.0	221.2	41.3	63.8	L + 3.4%	3.9	71%
5	Senior Loan	New York, NY	Condo (Resi)	8/4/2017	239.2	158.1	50.1	-	L + 4.8%	1.1	58%
6	Senior Loan	New York, NY	Multifamily	12/20/2018	234.5	183.1	30.1	51.4	L + 3.6%	4.5	70%
7	Senior Loan	Boston, MA	Office	5/23/2018	227.3	197.2	34.3	30.1	L + 2.4%	3.9	68%
8	Senior Loan	Various	Multifamily	5/31/2019	216.5	171.9	28.0	44.6	L + 3.5%	4.9	74%
9	Senior Loan	Chicago, IL	Multifamily	6/6/2019	186.0	178.5	34.7	1.5	L + 2.7%	4.9	74%
10	Senior Loan	Philadelphia, PA	Office	4/11/2019	182.6	136.5	20.9	46.1	L + 2.6%	4.9	65%
11	Senior Loan	Minneapolis, MN	Office	11/13/2017	181.8	172.2	30.1	9.6	L + 3.8%	3.4	63%
12	Senior Loan	Seattle, WA	Office	9/13/2018	172.0	162.1	27.9	9.9	L + 3.7%	4.3	62%
13	Senior Loan	San Diego, CA	Office	9/9/2016	168.0	161.7	44.2	6.3	L + 4.2%	2.3	71%
14	Senior Loan	Philadelphia, PA	Office	6/19/2018	165.0	146.7	29.4	18.3	L + 2.5%	4.0	71%
15	Senior Loan	New York, NY	Multifamily	12/5/2018	163.0	148.0	22.6	15.0	L + 2.6%	4.4	67%
16	Senior Loan	Irvine, CA	Office	4/11/2017	162.1	142.7	42.6	19.4	L + 3.9%	2.8	62%
17	Senior Loan	Portland, OR	Retail	10/26/2015	155.0	125.0	49.5	30.0	L + 5.5%	1.4	61%
18	Senior Loan	North Bergen, NJ	Multifamily	10/23/2017	150.0	149.7	35.3	0.3	L + 4.3%	3.4	57%
19	Senior Loan	Fort Lauderdale, FL	Hospitality	11/9/2018	150.0	140.0	27.0	10.0	L + 2.9%	4.4	62%
20	Senior Loan	Boston, MA	Multifamily	3/29/2019	138.0	135.6	22.5	2.4	L + 2.7%	4.8	63%
21	Senior Loan	West Palm Beach, FL	Multifamily	11/7/2018	135.0	127.2	23.9	7.8	L + 2.9%	4.4	73%
22	Senior Loan	Crystal City, VA	Office	9/14/2016	103.5	99.5	23.1	4.0	L + 4.5%	2.3	59%
23	Senior Loan	San Diego, CA	Multifamily	11/20/2018	103.5	93.7	33.1	9.8	L + 3.4%	4.4	74%
24	Senior Loan	Seattle, WA	Multifamily	9/7/2018	93.0	93.0	16.6	-	L + 2.6%	4.2	76%
25	Senior Loan	Westbury, NY	Multifamily	3/8/2018	89.0	87.1	14.5	1.9	L + 3.1%	3.8	69%
26	Senior Loan	New York, NY	Multifamily	3/29/2018	86.0	86.0	14.2	-	L + 2.6%	3.8	48%
27	Senior Loan	Denver, CO	Multifamily	2/28/2017	85.9	84.3	21.3	1.6	L + 3.8%	2.7	75%
28	Senior Loan	Seattle, WA	Office	3/20/2018	80.7	80.7	14.4	-	L + 3.6%	3.8	61%
29	Senior Loan	Orlando, FL	Multifamily	3/28/2018	80.0	71.1	12.1	8.9	L + 2.8%	3.8	70%
30	Senior Loan	Philadelphia, PA	Multifamily	10/30/2018	77.0	77.0	12.7	-	L + 2.7%	4.4	73%
31	Senior Loan	Brooklyn, NY	Hospitality	1/18/2019	76.0	76.0	15.4	-	L + 2.9%	4.6	69%
32	Senior Loan	St Paul, MN	Office	1/16/2018	75.5	71.6	12.8	3.9	L + 3.6%	3.6	69%
33	Senior Loan	Queens, NY	Industrial	7/21/2017	75.1	63.3	11.5	11.8	L + 3.7%	3.1	64%
34	Senior Loan	Atlanta, GA	Industrial	7/24/2018	74.5	69.8	13.2	4.7	L + 2.7%	4.1	74%
35	Senior Loan	Queens, NY	Multifamily	10/9/2018	45.0	42.0	7.8	3.0	L + 2.8%	4.4	70%
Total / Weighted Average					$5,520.1	$4,900.5	$1,047.7	$532.5	L + 3.2%	4.1	66%
Mezzanine Loans											
1	Fixed Rate Mezzanine	Various	Retail	6/8/2015	5.5	5.5	5.5	-	11.0%	6.0	78%
Total / Weighted Average					$5.5	$5.5	$5.5	-	11.0%	6.0	78%
CMBS											
Total / Weighted Average					$74.9	$70.8	$45.9	$4.1	4.2%	9.2	60%
Portfolio Total / Weighted Average					$5,600.6	$4,976.8	$1,099.1	$536.7	5.6%	4.2	66%
2Q19 Outstanding Portfolio[8]											$4,951.9

* See footnotes on subsequent page

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KKR REAL ESTATE FINANCE TRUST

Portfolio Details (1) Senior loans include senior mortgages and similar credit quality investments, including junior participations in our originated senior loans for which we have syndicated the senior participations and retained the junior participations for our portfolio and excludes pari passu loan syndications. (2) Net equity reflects (i) the amortized cost basis of our loans, net of borrowings; (ii) the cost basis of our CMBS B-Pieces, net of VIE liabilities; and (iii) the cost basis of our investment in RECOP. (3) Represents Committed Principal Amount less Current Principal Amount on Senior Loans; there is no future funding on mezzanine loans or CMBS with the exception of $4.1 million of remaining commitment to RECOP. (4) Weighted averages are weighted by current principal amount for senior loans and mezzanine loans; weighted averages are weighted by net equity for CMBS B-Pieces. (5) L = one-month USD LIBOR rate; spot one-month USD LIBOR rate of 2.40% included in portfolio-wide averages represented as fixed rates. (6) Max remaining term (years) assumes all extension options are exercised, if applicable. (7) For senior loans, loan-to-value ratio ("LTV") LTV is based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated or by the current principal amount as of the date of the most recent as-is appraised value; for Senior Loan 5, LTV is based on the current principal amount divided by the adjusted appraised gross sellout value net of sales cost; for Senior Loan 6, LTV is based on the initial loan amount divided by the appraised bulk sale value assuming a condo- conversion and no renovation; for mezzanine loans, LTV is based on the current balance of the whole loan dividend by the as-is appraised value as of the date the loan was originated; for CMBS B-Pieces, LTV is based on the weighted average LTV of the underlying loan pool at issuance. (8) Represents Current Principal Amount of Senior Loans and Mezzanine Loans and Net Equity Amount for CMBS. 16

Fully Extended Loan Maturities • Fully extended weighted average loan maturity of 4.1 years(1) Fully Extended Loan Maturities(1) ($ in Millions) $2,500 $2,000 $1,914.5 $1,538.3 $1,500 $1,000 $612.1 $500 $283.1 $261.2 $291.2 $0.0 $5.5 $0 2019 2020 2021 2022 2023 2024 2025 2026 Fully extended maturity (1) Excludes CMBS and RECOP. 17

Consolidated Balance Sheets (in thousands - except share and per share data) June 30, 2019 December 31, 2018 Assets Cash and cash equivalents(1) $ 182,732 $ 86,531 Commercial mortgage loans, held-for-investment, net 4,800,213 4,001,820 Equity method investments, at fair value 37,070 30,734 Accrued interest receivable 16,305 16,178 Other assets 14,006 3,596 Commercial mortgage loans held in variable interest entities, at fair value 1,134,579 1,092,986 Total Assets $ 6,184,905 $ 5,231,845 Liabilities and Equity Liabilities Secured financing agreements, net $ 2,892,199 $ 1,951,049 Collateralized loan obligation, net 801,860 800,346 Convertible notes, net 138,376 137,688 Loan participations sold, net 65,000 85,465 Accounts payable, accrued expenses and other liabilities 3,797 4,529 Dividends payable 24,915 25,097 Accrued interest payable 5,827 7,516 Due to affiliates 4,718 4,712 Variable interest entity liabilities, at fair value 1,124,178 1,080,255 Total Liabilities 5,060,870 4,096,657 Commitments and Contingencies Temporary Equity Redeemable preferred stock 2,031 2,846 Permanent Equity Preferred stock, 50,000,000 authorized (1 share with par value of $0.01 issued and outstanding as of June 30, - - 2019 and December 31, 2018) Common stock, 300,000,000 authorized (57,413,069 and 57,596,217 shares with par value of $0.01 issued 574 576 and outstanding as of June 30, 2019 and December 31, 2018, respectively) Additional paid-in capital 1,164,976 1,163,845 Accumulated deficit (7,588) (225) Repurchased stock, 1,862,689 and 1,649,880 shares repurchased as of June 30, 2019 and December 31, (35,958) (31,854) 2018, respectively Total KKR Real Estate Finance Trust Inc. stockholders’ equity 1,122,004 1,132,342 Total Permanent Equity 1,122,004 1,132,342 Total Liabilities and Equity $ 6,184,905 $ 5,231,845 (1) Includes $42.0 million held in collateralized loan obligation as of June 30, 2019. 18

Consolidated Statements of Income

(in thousands - except share and per share data)	Three Months Ended June 30, 2019	Three Months Ended March 31, 2019	Three Months Ended June 30, 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
Net Interest Income					
Interest income	$ 62,944	$ 64,751	$ 40,363	$ 127,695	$ 72,057
Interest expense	37,089	34,842	18,798	71,931	29,488
Total net interest income	25,855	29,909	21,565	55,764	42,569
Other Income					
Realized gain on sale of investments	-	-	13,000	-	13,000
Change in net assets related to CMBS consolidated variable interest entities	(1,551)	342	(6,408)	(1,209)	2,081
Income from equity method investments	868	1,125	789	1,993	1,337
Other income	671	482	602	1,153	763
Total other income (loss)	(12)	1,949	7,983	1,937	17,181
Operating Expenses					
General and administrative	2,781	2,361	1,686	5,142	4,349
Management fees to affiliate	4,288	4,287	3,913	8,575	7,852
Incentive compensation to affiliate	1,145	953	-	2,098	-
Total operating expenses	8,214	7,601	5,599	15,815	12,201
Income (Loss) Before Income Taxes, Noncontrolling Interests and Preferred Dividends	17,629	24,257	23,949	41,886	47,549
Income tax expense (benefit)	280	9	(33)	289	142
Net Income (Loss)	17,349	24,248	23,982	41,597	47,407
Redeemable Noncontrolling Interests in Income (Loss) of Consolidated Joint Venture	-	-	29	-	63
Net Income Attributable to KKR Real Estate Finance Trust Inc. and Subsidiaries	17,349	24,248	23,953	41,597	47,344
Preferred Stock Dividends and Redemption Value Adjustment	(32)	(457)	470	(489)	581
Net Income (Loss) Attributable to Common Stockholders	$ 17,381	$ 24,705	$ 23,483	42,086	$ 46,763
Net Income (Loss) Per Share of Common Stock, Basic	$ 0.30	$ 0.43	$ 0.44	$ 0.73	$ 0.88
Net Income (Loss) Per Share of Common Stock, Diluted	$ 0.30	$ 0.43	$ 0.44	$ 0.73	$ 0.88
Weighted Average Number of Shares of Common Stock Outstanding, Basic	57,412,522	57,387,386	53,064,585	57,400,023	53,200,495
Weighted Average Number of Shares of Common Stock Outstanding, Diluted	57,507,219	57,477,234	53,069,866	57,492,296	53,223,413
Dividends Declared per Share of Common Stock	$ 0.43	$ 0.43	$ 0.43	$ 0.86	$ 0.83

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Reconciliation of GAAP Net Income to Core Earnings and Net Core Earnings

($ in thousands, except share and per share data)	2Q19	1Q19	2Q18
Net Income Attributable to Common Stockholders	$17,381	$24,705	$23,483
Adjustments			
Non-cash equity compensation expense	1,043	991	273
Incentive compensation to affiliate	1,145	953	-
Unrealized (gains) or losses[(1)]	1,979	(464)	1,822
Non-cash convertible notes discount amortization	90	89	42
Reversal of previously unrealized gain now realized[(2)]	-	-	11,900
Core Earnings[(3)]	$21,638	$26,274	$37,520
Weighted Average Shares Outstanding			
Basic	57,412,522	57,387,386	53,064,585
Diluted	57,507,219	57,477,234	53,069,866
Core Earnings per Weighted Average Share, Basic and diluted[(2)]	$0.38	$0.46	$0.71
Core Earnings[(3)]	$21,638	$26,274	$37,520
Less: Incentive compensation to affiliate	1,145	953	-
Net Core Earnings[(3)]	$20,493	$25,321	$37,520
Net Core Earnings per Weighted Average Share, Basic and diluted[(3)]	$0.36	$0.44	$0.71

(1) Includes $(0.2) million, $(0.6) million and $0.0 million non-cash redemption value adjustment of our SNVPS during 2Q19, 1Q19 and 2Q18, respectively. Includes $2.2 million, $0.2 million and $1.8 million of unrealized loss on CMBS B-Pieces during 2Q19, 1Q19 and 2Q18, respectively.

(2) Includes $5.5 million and $6.4 million of unrealized gains related to the first quarter of 2018 and to prior periods, respectively, that were realized during the three months ended June 30, 2018.

(3) See Appendix page 21 for definitions. Excludes $0.2 million, $0.2 million and $0.2 million or $0.00, $0.00 and $0.00 per diluted weighted average share outstanding, of net original issue discount on CMBS B-Pieces accreted as a component of taxable income during 2Q19, 1Q19 and 2Q18, respectively.

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Key Definitions • "Core Earnings" and “Net Core Earnings”: Used by the Company to evaluate the Company's performance excluding the effects of certain transactions and GAAP adjustments the Company believes are not necessarily indicative of the current loan activity and operations. The Company also uses Core Earnings to determine the management and incentive fees it pays to its Manager. Core Earnings and Net Core Earnings are measures that are not prepared in accordance with GAAP. The Company defines Core Earnings as net income (loss) attributable to stockholders or, without duplication, owners of the Company's subsidiaries, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the incentive compensation payable to the Company's Manager, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (v) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items after discussions between the Company's Manager and board of directors (and after approval by a majority of the independent directors). The exclusion of depreciation and amortization from the calculation of Core Earnings only applies to debt investments related to real estate to the extent the Company forecloses upon the property or properties underlying such debt investments. Net Core Earnings is Core Earnings less incentive compensation payable to the Company’s Manager. The Company believes providing Core Earnings and Net Core Earnings on a supplemental basis to net income as determined in accordance with GAAP is helpful to stockholders in assessing the overall performance of the Company's business. Core Earnings and Net Core Earnings should not be considered as substitutes for GAAP net income. The Company's methodology for calculating Core Earnings and Net Core Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, the Company's Core Earnings and Net Core Earnings may not be comparable to similar measures presented by other REITs. • “IRR”: IRR is the annualized effective compounded return rate that accounts for the time-value of money and represents the rate of return on an investment over a holding period expressed as a percentage of the investment. It is the discount rate that makes the net present value of all cash outflows (the costs of investment) equal to the net present value of cash inflows (returns on investment). It is derived from the negative and positive cash flows resulting from or produced by each transaction (or for a transaction involving more than one investment, cash flows resulting from or produced by each of the investments), whether positive, such as investment returns, or negative, such as transaction expenses or other costs of investment, taking into account the dates on which such cash flows occurred or are expected to occur, and compounding interest accordingly. The weighted average underwritten IRR for the investments shown reflects the returns underwritten by KKR Real Estate Finance Manager LLC, the Company’s external manager, taking into account certain assumptions around leverage up to no more than the maximum approved advance rate, and calculated on a weighted average basis assuming no dispositions, early prepayments or defaults but assuming that extension options are exercised and that the cost of borrowings remains constant over the remaining term. With respect to certain loans included in the weighted average underwritten IRR shown, the calculation assumes certain estimates with respect to the timing and magnitude of the initial and future fundings for the total loan commitment and associated loan repayments, and assumes no defaults. With respect to certain loans included in the weighted average underwritten IRR shown, the calculation assumes the one-month spot USD LIBOR as of the date the loan was originated. There can be no assurance that the actual weighted average IRRs will equal the weighted average underwritten IRRs shown. 21